Exhibit 10.17

AGREEMENT

This Agreement (the “Agreement”) is entered into effective as of April 28, 2016 (the “Effective Date”) by and between Hoosier Fight Club Promotions (the “Company”) and C3 PPS, Inc. (“Purchaser”) on behalf of Caesars Entertainment Corp. (“Casino”). In this Agreement, “Company Parties” means the Company, the Artist(s), and their respective employees, contractors, agents, representatives, performers, exhibitors, guests, and invitees. In this Agreement, “Purchaser Parties” means the Purchaser, the Casino, and their respective officers, directors, members, managers, employees, affiliates, representatives and agents.

1.           Purpose and Scope.

(a)          The purpose and scope of this Agreement shall be limited strictly to all functions and acts necessary for promoting and conducting the HFC (the “Event”) at the Venue as stated on “Exhibit A” attached to this Agreement. To the extent a term is undefined in this Agreement, but is defined in Exhibit A, the term has the meaning stated on Exhibit A.

(b)          The Company represents and warrants that it has experience promoting events comparable to the Event and has the authority to book the Artist(s)/Talent (if applicable as stated on Exhibit A) for the Event. The Company will provide the services delegated to Company as stated on the attached Exhibit A (the “Company Services”) and Purchaser (on behalf of Casino) will provide the services delegated to Purchaser/Casino (the “Purchaser Services”) as stated on Exhibit A. Company is responsible for all aspects of the Event not assigned to Purchaser/Casino under this Agreement and Exhibit A.

(c)          Company may not use any vendors or third parties for services at the Venue without first obtaining Casino’s consent. Unless otherwise stated on Exhibit A, Company will not: (i) have any control over the sale or distribution of food or beverage products in or around the Venue at any time, including during the Event; or (ii) have or assert any right to share in the revenues or receipts from such food and/or beverage concessions and all such revenues and receipts will be retained by Casino.

2.           Payment.

(a)          As consideration for the Company Services, Purchaser will pay Company the amount listed on Exhibit A. Purchaser is not liable for any other fees or expenses for the Event unless Purchaser has agreed to such amount in a written document signed by Purchaser. Company will pay all “out-of-pocket” expenses, and will not be entitled to reimbursement from Purchaser unless Purchaser agrees in writing to pay the expenses.

(b)          Purchaser is not liable for any fees, costs, or other charges if the Event is not held for any reason, including artist cancellation. Purchaser will not pay any amount (including a deposit) to the Company until Purchaser has a signed contract and all required paperwork (including insurance) from the Company.

Payment for Company Services:

Not to exceed quoted amount stated on Exhibit A.

3.           Term and Termination.

(a)          The term of this Agreement (the “Term”) commences on the Effective Date and continues until 30 days after completion of the Event or until either party terminates this Agreement as permitted in this Agreement.

(b)          Termination. Purchaser may terminate this Agreement for any reason by giving ten (10) days written notice to Company. Either party may terminate this Agreement if the other party is in breach of this Agreement and fails to cure the breach within 5 business days of receipt of notice of the breach. If this Agreement is terminated early for any reason, Company will return to Purchaser all monies previously paid to Company under this Agreement and Purchaser, Company, and Casino will not have any further obligations with respect to the Event.

4.           Insurance.

(a)          Without limiting or qualifying Company’s liabilities, obligations, or indemnities, the Company will obtain before the Event, at its sole cost and expense, the insurance coverages listed below. The insurance will contain a provision that it cannot be reduced or cancelled unless and until the insurance Company notifies Purchaser thirty days prior as certificate holder. All insurance policies must be issued by an insurance carrier reasonably acceptable to Purchaser with a rating of A or better and authorized to do business in the state where the Venue is located. Upon request, Company will provide Purchaser with a full and complete copy of all the insurance policies required in this Agreement. Any third party that performs services for the Event on behalf of Company must satisfy the same insurance requirements as provided in this section.

(i)	Commercial general liability insurance, including broad form contractual liability, personal injury liability, advertising liability, and products/completed operations liability coverage with minimum limits of liability of $1,000,000.00 each occurrence, $2,000,000.00 general aggregate, $1,000,000.00 products completed operations aggregate, and $50,000.00 damage to rented premises.
(ii)	Umbrella or excess liability insurance with available coverage limits of not less than $2,000,000.00 general aggregate and $2,000,000.00 per occurrence.
(iii)	Company must also maintain $100,000.00 in accident medical coverage.
(iv)	Auto liability insurance covering owned, non-owned and leased or hired vehicles with the minimum amounts of $1,000,000.00 each accident.
(v)	Company will also maintain workers compensation as required under applicable state law insurance during the dates they are working with the Event, including coverage for subcontractors, agents, temporary employees, and volunteers.

(b)         Company will supply Purchaser with proof of the aforementioned insurance by providing Purchaser with a certificate of insurance and (except for workers compensation insurance) list Purchaser, Casino, and their respective officers, directors, members, managers, agents, and employees as additional insureds. Company will provide Purchaser with properly executed certificates of insurance before Company provides any products or services to Purchaser or at the Event, but in no event later than five (5) business days prior to the Event. Further, coverage for the additional insureds shall apply on a primary non-contributory basis, for matters for which Company is responsible for under this Agreement, irrespective of any other insurance whether collectible or not.

(c)          Purchaser will list Company and its respective officers, directors, members, managers, agents, and employees as additional insureds on the commercial general liability and excess/umbrella coverages listed above. Upon request, Purchaser will provide Company with properly executed certificates of insurance. Further, coverage for the additional insureds shall apply on a primary non-contributory basis, for matters for which Purchaser is responsible for under this Agreement, irrespective of any other insurance whether collectible or not.

5.           INDEMNITY.

(A)         BY COMPANY. COMPANY WILL INDEMNIFY, HOLD HARMLESS, AND DEFEND THE PURCHASER PARTIES FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, DAMAGES, PENALTIES, CLAIMS, ACTIONS, COSTS, CHARGES, AND EXPENSES, INCLUDING REASONABLE OUTSIDE ATTORNEYS FEES (COLLECTIVELY “LOSSES”) ACTUALLY AND REASONABLY INCURRED BY THE PURCHASER PARTIES TO THE EXTENT SUCH CLAIM ARISES OUT OF OR IS RELATED TO: (A) THE ACTS OR OMISSIONS (INCLUDING VIOLATION OF ANY LAW) BY THE COMPANY PARTIES RELATED TO THIS AGREEMENT; (B) COMPANY’S USE OF THE VENUE; AND/OR (C) THE EVENT; EXCEPT TO THE EXTENT SUCH LOSSES ARE CAUSED BY THE NEGLIGENCE OR MISCONDUCT OF THE PURCHASER PARTIES. AS OF THE EFFECTIVE DATE, COMPANY WILL USE BEST EFFORTS TO REQUIRE ANY THIRD PARTY THAT COMPANY CONTRACTS WITH RELATED TO THE EVENT TO INDEMNIFY THE PURCHASER PARTIES IN THE SAME MANNER AS ANY SUCH THIRD PARTY INDEMNIFIES COMPANY.

(B)         BY PURCHASER. THE PURCHASER WILL INDEMNIFY, HOLD HARMLESS, AND DEFEND COMPANY AND ITS RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, MANAGERS, AGENTS, AND EMPLOYEES (COLLECTIVELY THE “COMPANY INDEMNIFIED PERSONS”) FROM AND AGAINST ANY AND ALL LOSSES ACTUALLY AND REASONABLY INCURRED BY THE COMPANY INDEMNIFIED PERSONS TO THE EXTENT SUCH CLAIM ARISES OUT OF OR IS RELATED TO THE NEGLIGENCE OR WILLFUL MISCONDUCT OF PURCHASER IN PERFORMING UNDER THIS AGREEMENT; EXCEPT TO THE EXTENT SUCH LOSSES ARE CAUSED BY THE NEGLIGENCE OR MISCONDUCT OF THE COMPANY PARTIES.

6.           License.

(a)          The Company grants Purchaser a license to use the Company’s name, logo, and other identifying characteristics (the “Company’s Marks”) in promoting the Event. Any use by the Purchaser of Company’s name or logo (or the Event) must be approved in advance by Company, such approval not to be unreasonably withheld or delayed.

(b)         Any use by the Company of the Casino’s name or logo, or other identifying characteristics (the “Casino Marks”) must be approved in advance by Casino. The Company will consult in advance with the Casino concerning the timing and content of any promotional materials and will not issue or disseminate any promotional material for the Event without the Casino’s prior consent.

7.            Company Warranty. Company warrants to Purchaser that: (i) the Company has the right and authority to enter into and perform its obligations under this Agreement; (ii) the Company will perform its obligations under this Agreement in a commercially reasonable manner in compliance with all applicable laws; (iii) the Company’s Marks do not and will not violate any applicable law or regulation or infringe any proprietary, intellectual property, contract or tort right of any person; and (iv) the Company owns its marks and all intellectual property rights therein.

8.            Company Liability. Company will be responsible for any and all damages, injuries, claims, charges and costs, whether tangible or intangible, to persons or property that in any way arise out of or relate to the Event whether performed by Company or any other persons/entities under the Company’s control or direction. Purchaser will not be responsible, and Company waives any right it may have against the Purchaser Parties, for any loss or damage to personal property placed, used, or stored in or about the Venue by the Company Parties. All property brought into or permitted in the Venue will be at the Company’s sole risk. Promptly after the conclusion of the Event, Company will remove from the Venue all property belonging to the Company Parties. If Company fails to remove such property, Purchaser may cause the removal of the property, at Company’s sole risk, cost, and expense. Purchaser will have no responsibility or liability for losses suffered by the Company Parties, which are caused by theft, or disappearance of or damage to equipment or other articles of personal property from Purchaser, unless Purchaser has agreed in writing to assume liability for materials on-site and then only for any damage or theft solely due to the negligence or misconduct of the Purchaser Parties.

9.           Relationship of the Parties. The parties and their respective personnel, are and will be independent contractors and neither party by virtue of this Agreement will have any right, power or authority to act or create any obligation, express or implied, on behalf of the other party. Neither party has any responsibility or obligation for workers’ compensation, taxes or withholding, benefits or insurance for the other party’s employees.

10.         LIMITATION OF DAMAGES. EXCEPT FOR ANY INDEMNIFICATION OBLIGATIONS DUE TO LIABILITIES TO THIRD PARTIES, NOTWITHSTANDING ANY PROVISION CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NO PARTY TO THIS AGREEMENT WILL BE LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT FOR ANY INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES (INCLUDING DAMAGES FOR LOSS OF USE POWER, BUSINESS GOODWILL, REVENUE OR PROFIT, NOR FOR INCREASED EXPENSES, OR BUSINESS INTERRUPTION) ARISING OUT OF OR RELATED TO THE PERFORMANCE OR NON PERFORMANCE OF THIS AGREEMENT UNLESS THE DAMAGES AROSE DUE TO A PARTY’S GROSS NEGLIGENCE OR WILLFUL BREACH OF THIS AGREEMENT.

11.         Survival. Those provisions of this Agreement that by their nature extend beyond termination or expiration of this Agreement will survive such termination or expiration.

12.         Waiver. No waiver of a breach of any provision of this Agreement is effective unless approved in writing by the waiving party. If a party at any time fails to demand strict performance by the other of any of the terms, covenants, or conditions set forth in this Agreement, that waiver does not constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other provision of this Agreement.

13.         Assignment. This Agreement is personal to each of the parties, and neither party may assign or delegate any of its rights or obligations under this Agreement without first obtaining the other party’s written consent.

14.         Laws and Regulations. Each party will take all reasonable actions, at such party’s expense, as necessary to comply with all applicable laws, ordinances, and regulations relating in any way to its performance under this Agreement.

15.         Force Majeure. Any delay or failure of either party to perform its obligations under this Agreement is excused to the extent that it is caused by an event or occurrence beyond its reasonable control, including acts of God, actions by governmental authority (whether valid or invalid), fires, floods, windstorms, explosions, riots, natural disasters, wars, sabotage or labor problems, provided the party claiming force majeure promptly notifies the other part of the event of force majeure, the anticipated duration of the event of force majeure, and the steps being taken to remedy the failure. If Company is unable to fulfill its obligations under this Agreement due to an event of force majeure, then Company will reimburse Purchaser for any amounts it has paid to Company under this Agreement. If Company is only able to partially perform his/her obligations under this Agreement due to an event of force majeure, then Purchaser only be obligated to pay the Company a pro rata compensation for any services actually rendered by Company.

16.         Governing Law. This Agreement is to be governed and construed according to the laws of the State of Texas without regard to conflicts of law.

17.         Entire Agreement. This Agreement and Exhibit A contain the entire agreement between the parties relative to the subject matter and supersedes any other prior understandings, written or oral, between the parties with respect to this subject matter. THE PARTIES ACKNOWLEDGE AND AGREE THAT, IN ENTERING IN TO THIS AGREEMENT, THEY HAVE NOT IN ANY WAY RELIED UPON ANY ORAL OR WRITTEN AGREEMENTS, UNDERSTANDINGS, REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, NOT SPECIFICALLY SET FORTH IN THIS AGREEMENT. No variations, modifications, or changes in the Agreement are binding on any party to the Agreement unless set forth in a document duly executed by or on behalf of such parties. To the extent there is a conflict between this Agreement and another executed document between the parties related to the Event (whether the other document is executed before or after this Agreement), the terms of this Agreement control except to the extent that the other document specifically identifies a section of this Agreement and states that it is amending that particular section.

18.         Counterparts. The parties may execute this Agreement in any number of counterparts, each of which is deemed an original, but all of which together constitute one and the same instrument. This Agreement may be executed by facsimile, PDF, or other electronic signature.

19.         Construction. All parties have been advised to seek their own independent counsel concerning the interpretation and legal effect of this Agreement and have either obtained such counsel or have intentionally refrained from doing so and have knowingly and voluntarily waived such right. Consequently, the normal rule of construction to the effect that any drafting ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or any amendment or exhibits.

By their signatures or their representative’s signature, the parties agree to and accept this Agreement.

C3 PPS, INC. ON BEHALF OF		HOOSIER FIGHT CLUB PROMOTIONS
CASINO

By:	/s/ Erik Garven	By:
Erik Garven - Contracts Coordinator, C3 PPS, Inc.

Date:	4/28/16	Date:	4-30-16

Exhibit A

6/4/16

HFC – “Hoosier Fight Club”

2600 Beech Street

Valparaiso, IN 46383

Danielle Vale

dvale@hoosierfightclub.com

219-405-4722.

Horseshoe Hammond

777 Casino Center Drive

Hammond IN 46320

ATTN: DAVID FEELEY

Event:	HFC

Artist(s) /Talent:	Various fighters

Date(s):	6/4/16

Time(s):	Doors @ 7p, First Fight 7:30pm, 11:30pm curfew

Venue:	The Venue @ Horseshoe Casino Hammond

Payment and Payment Terms:	Purchaser pays Company $2,500 flat guarantee subject to the payment terms below.

•	Full balance of guarantee paid by company check upon execution of contract.

Additional Provisions:

•	Payments:
o	Company will receive 100% of base ticket revenue generated. Ticket revenue does not include Facility Fee’s and/or Ticketmaster service charges.
o	Company may request 2 advance payments in advance of show day. Payments may:
▪	Never be more than 50% total gross ticket revenue on day of request
▪	Requests for payments must be in writing submitted to the Director of Entertainment
o	Final amount owed will be determined post show once all ticket revenues have been collected and all credits or penalties have been calculated.
o	Company understands any/all payments may take 14 business days to execute.

•	Late Fee: Show must be completed and all stage sound terminated by 11:30pm CT. a $1,500 fine will be held from settlement if act not don’t performing by 11:30pm with sound muted and house lights full. Additionally, a $1,500 per minute fine will be withheld from final ticket settlement for every minute past 11:40pm.

•	Age Restriction: Company will incur a fine of $25,000 for anyone under the age of 21 who enters the building thru the artist entry/back door and is part of a band or act.

Payment is subject to Purchaser’s receipt of: (i) Company’s W-8/W9 (signed and dated in 2016); (ii) a fully executed Agreement; (iii) and the insurance stated in the Agreement.

Purchaser/Casino Services:

On top of guarantee, Purchaser/Casino to provide:

•	House sound and lights. Any additional lights/sound/video needs are to be a cost incurred by Company.
•	Tech support as needed with current in house techs. Any additional labor required is sole cost of Company.
•	75 buffet admissions/vouchers to Company to be used by fighters/staff
•	Any other specialty catering required will be at expense of Company, including, but not limited to, backstage catering for crew and performers
•	Box Office and Ticketing support for run of the show
•	Bonus of $2,500 paid at 1,000 full price, non-discounted cash tickets sold.
•	Additional bonus of $1,500 paid at each cash ticket threshold: 1,200, 1,500, 1,750 full price, non-discounted cash tickets sold.
•	Venue to operate live gaming devices in event space. All gaming revenue is to be retained by Horseshoe with no split to Company.
•	Venue to provide a space mutually agreeable by both parties for weigh in to take place on day prior to each fight within Horseshoe Casino.
•	Venue works exclusively with Ticketmaster for all ticketing needs. No other ticketing agent/company is allowed to print or broker tickets for event.

Company Services:

•	Company to provide:
o	$5,000 worth of comp tickets for casino’s use. Exact location and qty to be agreed upon beforehand.
o	Company is responsible for all licenses & expenses required to execute a live boxing event to include: Ambulance/medical staff, state ticket taxes, permits etc as required by The State of Indiana.
o	Photos, bios, and artwork in a timely fashion to be used for advertising and online marketing efforts
o	Proof of required insurance as stated in the Agreement naming C3 PPS, Inc. and Caesars Entertainment Corp. as additional insureds.
o	Must provide proof of workers’ compensation insurance prior to Event.
o	All other services related to the Event not designated to Purchaser/Venue are the responsibility of Company.

Purchaser must have signed, fully executed Agreement prior to the Event. Company understands and acknowledges that it and its employees, agents, representatives, crew members, and subcontractors are independent contractors, and as independent contractors, the Company and its employees, agents, representatives, crew members and subcontractors are not entitled to workers compensation coverage by Purchaser or Casino.

Understood and Agreed

Company Representative
Hoosier Fight Club Promotions

/s/ Erik Garven
Purchaser Representative – Erik Garven, Contracts Coordinator, C3 PPS, Inc.
C3 PPS, Inc. on behalf of Casino